Exhibit 10.1(oo)

                              Employment Agreement

AGREEMENT made as of the 1st day of October, 1999 by and between Transmedia Europe, Inc., a Delaware corporation having offices at 11 St. James's Square SW1Y 4LB, England (the "Company"), and Charles Taylor (the "Executive").

      WHEREAS, the Company and the Executive wish to set forth the terms and conditions of the Executive's employment by the Company from and after the date hereof ("Effective Date")

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Employment. The Company agrees to employ the Executive in the capacity herein after set forth, for the term specified in paragraph 2, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

      2. Term. This Agreement shall be for a term commencing on the Effective Date and, unless this Agreement is sooner terminated under the provisions hereof, expiring three years thereafter (the "Term").

      3.    Duties and Responsibilities.

            (a) During the Term, but subject to the discretion of the Board of Directors, the Executive shall serve as a Director and as an Chief Operating Officer of the Company.

            (b) The Executive shall devote substantial business efforts to the Company and to the extent directed by the Board of Directors to Transmedia Asia Pacific, Inc. ("TMAP"). Other business activities of the Executive shall be limited in time and scope and not conflict with the terms of this Agreement. The Executive will (i) devote his best efforts, skill and ability to promote the Company's interest; (ii) carry out his duties in a competent and professional manner; (iii) work with other employees of the Company in a competent and professional manner and (iv) generally promote the best interests of the Company.

      4.    Compensation.

            (a) As compensation for services hereunder and in consideration of his agreement not to compete as set forth in paragraph 10 below, during the Term, the Company shall pay the Executive in accordance with the Company's normal payroll practices base salary compensation at an annual rate of $250,000 (U.S.) less required tax withholding amounts. The annual rate of salary compensation may be reviewed and increased at the discretion of the Chief Executive Officer of the company, but, if the Executive is then serving in such capacity, the Board. Annual bonuses may be awarded at the sole discretion of the Board.

            (b) The Executive shall be entitled to receive subject to shareholder approval, non-qualified stock options having a term of five years and covering shares allocated as follows:

       No. of           Option                      Vesting
       Shares            Price                       Dates
       ------            -----                       -----

       750,000           $.875               375,000  October 1, 1999
                                             375,000  October 1, 2000

       750,000    Market Price Plus 10%      375,000  February 1, 2001
                  on February 1, 2000        375,000  February 1, 2002

            Said options will be granted under the terms of an Option Agreement the date hereof and annexed hereto as Exhibit A.

      5.    Expenses: Fringe Benefits.

            (a) In addition to the compensation provided for under paragraph 4, the Company agrees to pay or to reimburse the Executive during the Term for all reasonable, ordinary and necessary vouchered business or entertainment expenses incurred in the performance of his services hereunder in a manner established by the Company's policy as from time to time in effect.

            (b) During the Term the Executive shall be entitled to participate in the health care, life insurance and 401K plans established by the Company for the benefit of its employees generally and currently in effect or put into effect subsequent to the date of this Agreement.

            (c) The Executive shall be entitled to a combined five (5) weeks (25 business days) of paid vacation, provided that no more than ten (10) consecutive days of vacation shall be taken at any one time without the prior approval of the Chief Executive Officer, but if the Executive is then serving in such capacity, the Board.

      6.    Discharge by Company.

            (a) The Company shall be entitled to terminate the Term and to discharge the Executive for "cause". The term "cause" shall be limited to the following.

                  (i) The Executive's failure or unreasonable refusal to perform his duties and responsibilities under this Agreement.

                  (ii)  Dishonesty effecting the Company.

                  (iii) Conviction of a felony or of any crime involving fraud or misrepresentations.

                  (iv) The Executive's failure to adequately perform his responsibilities.

                  (v) The commission of a willful or intentional act which could injure the reputation, business or business relationships of the Company.

                  (vi) Any material breach of this Agreement, if such breach is not cured within 30 days after receipt by the Executive of written notice thereof from the Company, and

                  (vii) Disability pursuant to paragraph 7 hereof.

                  (viii) If Executives employment is terminated by the Company without cause, in addition to the salary and benefits accrued through the date of termination Executive will receive as severance an amount equal to 18 months base salary. Such severance payment shall be payable in equal installments or as mutually agreed by the Executive and the Company in a lump sum discounted using the prime rate then in effect at Citibank, N.A. In addition to his base salary the Company will pay Executive the cost of continuing medical insurance.

      7.    Disability, Death.

            (a) If the executive shall be unable to perform his duties hereunder by virtue of physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as "disability") and the Executive shall fail to have performed substantially such duties for periods aggregating 90 days, whether or not continuous, in any continuous period of 180 days, the Company shall have the right to terminate the Executive's employment hereunder as at the end of any calendar month upon written notice to him. Said notice of intention to terminate the Executive must be given by the Company within 90 days following the 90th day of disability, in which case the Executive shall be entitled to his base salary compensation to the end of such calendar month and for a continuing period of 3 months thereafter payable on the regular payroll schedule.

            (b) In the case of the death of the Executive, this Agreement shall terminate and the company shall be obligated to pay to the Executive's estate or as otherwise directed by the Executive's duly appointed and authorized legal representative, his then base salary compensation and all accrued benefits through the date of death.

      8. Voluntary Termination. If the Executive voluntarily terminates his employment prior to the term hereunder, he shall only be entitled to receive compensation accrued through the date of termination and shall not be entitled to any prorated amounts for vacation pay.

      9. Confidential Information. The Executive recognizes that he will occupy a position of trust with respect to business and technical information of a secret or confidential nature which is the property of the Company and which has been and will be imparted to him from time to time in the course of his employment with the Company. In light of this understanding, the executive agrees that:

            (a) The Executive shall not at any time use or disclose, directly or indirectly, any of the Company's confidential information or trade secrets to any person, except that he may use and disclose to authorized Company personnel, licensees or franchises in the course of his employment, and

            (b) within three (3) days from the date upon which his employment with the Company is terminated, for any reason or for no reason, or otherwise upon the request of the Company, he shall return to the company any and all documents and materials which constitute or contain the Company's confidential information or trade secrets.

                  For purposes of this Agreement, the terms "confidential information" or "trade secrets" shall include all information of any nature and in any form which is owned by the company and which is not publicly available or generally known to persons engaged in businesses similar to that of the Company.

        10.    Non-Competition.

            (a) The Executive agrees that his services hereunder are of a special character, and his position with the Company places him in a position of confidence and trust with the customers employees of the Company. The Executive and the Company agree that in the course of employment hereunder, the Executive has and will continue to develop a personal acquaintanceship and relationship with Company's customers, and a knowledge of those customers' affairs and requirements which may constitute the Company's primary or only contact with such customers. The Executive consequently agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that the Executive makes the convenants contained herein. Accordingly, the Executive agrees that while his is in the Company's employ and for a period of 18 months thereafter the Executive will not, without the prior written consent of the Company, either directly or indirectly, or in any capacity whether as a promoter, proprietor, partner, joint venture, employee, agent, consultant, director, officer, manager, shareholder (except as a shareholder holding less than five percent (5%) of a publicly traded company's issued and outstanding capital stock, or otherwise) work for, act as a consultant to or own any interest in any direct competitor of the Company which operates in or provides services essentially the same as the Company. For purposes hereof, a "direct competitor" is a business, or a division of a business, which is engaged in providing discount dining or restaurant services whether through use of barter, trade credits, scrip or similar items or printing, selling, distributing or soliciting of a charge card or discount services and activities or promoting a charge card or providing services the same or similar to that sold or offered by the Company. The Executive further agrees that he will not solicit, entice, induce or persuade, either directly or indirectly, any employee or customer of the Company to alter, terminate or refrain from extending or renewing any contractual or other relationship with the Company, or commence a similar or substantially similar relationship with the Executive or any direct competitor of the Company.

            (b) As used in this paragraph 10, the term "Company" shall include subsidiaries of the Company and the term "customer" shall mean:

                  (i)   anyone who is then a customer of the company, or

                  (ii) anyone who was a customer at any time during the one year period immediately preceding the date of termination of the Executive's employment.

            (c) the parties hereto agree that the duration and area for which the covenant not to compete set forth herein is to be effective is reasonable. In the event that nay court determines that the time period or area, or both of them, are unreasonable and that such covenant to that extent unenforceable, the parties hereto agree that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable.

            (d) If the Executive commits a breach or is about to commit a breach, of any of the above provisions, the Company shall have the right to temporary and preliminary injunctive relief to prevent the continuance or commission of such breach prior to any hearing on the merits and to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacies of the available remedies at law, it being acknowledges and agreed that any such breach or threatened breach will cause irreparable injury to the Company. In addition, the Company may take all such other actions and remedies available to it under law in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

            (e) The existence of any claim or cause of action of the executive against the company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of those covenants and agreements.

            (f) For purposes of this paragraph 10 but only with respect to the period following the termination of the Agreement the term direct competitor shall not include a separate noncompetitive corporate subsidiary of a company which is a direct competitor, if the Executive is employed solely to perform services for the noncompetitive subsidiary and does not engage in or assist said directly competitive company in any aspect of its business.

      11. Change of Control. In the event of a "change in control" in the Company, prior to the vesting date for any stock options provided to the Executive under this Agreement, that adversely impacts Executive's ability to vest in or to exercise such options, the company shall either accelerate the vesting date of the options such that the Executive may exercise them in timely fashion; or pay to Executive the cash value of the options to him (fair market value of shares less exercise price) immediately prior to the date of the change of control; or make some financial arrangement making executive whole that is mutually agreeable to the Company and the Executive. A "change in control" shall be deemed to occur when, a corporation, partnership, association or entity, directly or indirectly (through a subsidiary or otherwise), (i) acquires or is granted the right to acquire, directly or though merger or similar transaction, a majority of the Company's outstanding voting securities or shares, or (ii) all or substantially all of the company's assets.

      12. Resolution of Disputes. Any dispute by and among the parties hereto arising out of or relying to this Agreement, the terms, conditions or a breach thereof, or the rights or obligations of the parties with respect thereto, shall be arbitrated in the City of New York, New York before and pursuant to then applicable commercial rules and regulations of the American Arbitration Association, or any successor organization. The arbitration proceedings shall be conducted by a panel of three arbitrators, one of whom shall be selected by the Company, one by the Executive (or his legal representative) and the third arbitrator by the first two chosen. The parties shall use their best efforts to assure that the selection of the arbitrators shall be completed within thirty (30) days and the parties shall use their best efforts to complete the arbitration as quickly as possible. In such proceeding, the arbitration panel shall determine who is a substantially prevailing party and shall award to such party its reasonable attorneys', accounts' and other professionals' fees and its costs incurred in connection with the proceeding. The award of the arbitration panel shall be final, binding upon the parties and nonappealable and may be entered in and enforced by any court of competent jurisdiction. Such court may add to the award of the arbitration panel additional reasonable attorneys' fees and costs incurred by the substantially prevailing party in attempting to enforce the award.

      13. Enforceability. The failure of either party at any time to require performance by the other party of any provision hereunder in no way shall affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions of this Agreement; nor shall the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

      14. Assignment. This Agreement is a personal contract and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligations of the Company hereunder shall

      15. Modification. This Agreement cannot be cancelled. changed, modified, or amended orally, and no cancellation, change, modification or amendment shall be effective or binding, unless it is in writing, signed by both parties to this Agreement, and consented to in writing to the Purchaser.

      16. Severability: Survival. If any provision of this Agreement is held to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement nevertheless shall be binding upon the parties with same effect as though the void or unenforceable part has been severed and deleted.

      17. Notice. Notices given pursuant tot he provisions of this Agreement shall be sent by certified mail, postage prepaid, or by overnight courier, or by telex, telecopier or telegraph, charges prepaid, to the following address:

            To the Company

            Transmedia Europe, Inc.
            11 St. James's Square
            London SW1Y 4LB
            England
            Fax:  011 44 171 839-5727

            with a copy to:

            Davis & Gilbert LLP
            1740 Broadway
            New York, NY  10019
            Attention:  Walter Epstein, Esq.
            Fax:  212 468-4888

            It the Executive

            c/o Transmedia Europe, Inc.
            11 St. James's Square
            London SW1Y 4LB
            England
            Fax:  011 44 171 839-5727

      18. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      19. No Conflict. The Executive represents and warrants that he is not subject to any agreement, instrument, judgement order or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Executive upon his performance of his duties pursuant to this Agreement.

      20. Entire Agreement. This Agreement represents the entire agreement between the Company and the Executive with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties have set their hands and seals on and as of the day and year first written above.


                                        TRANSMEDIA EUROPE, INC.

                                        /s/ Michael R. Chambrello
                                        ----------------------------------------
                                        Michael Chambrello
                                        Chief Executive Officer


                                        EXECUTIVE

                                        /s/ Charles Taylor
                                        ----------------------------------------
                                        Charles Taylor

                                    EXHIBIT A

                             TRANSMEDIA EUROPE, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

      AGREEMENT made as of October 1, 1999, by and between TRANSMEDIA EUROPE, INC., a Delaware corporation with its principal place of business at 11 St. James's Square, London SW1Y 4LB England (the "Company"), and the undersigned (the "Optionee").

W I T N E S S E T H:

      WHEREAS, the Company considers it desirable and in its best interests that the Optionee be encouraged to acquire an ownership interest in the Company, and thereby have an added incentive to advance the interests of the Company, by the grant of an option to purchase shares of the Company's common stock, par value $.00001 per share (the "Common Stock"), on the terms and conditions hereinafter set forth; and

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Optionee hereby agree as follows:

1. Grant of Option.

      The Company hereby grants to the Optionee, the right, privilege and option (the "Option") to purchase 1,500,000 shares of the Company's Common Stock (the "Shares") at the exercise prices ("Exercise Prices") and vesting terms ("Vesting Terms") set forth in Exhibit A. Such number of Shares issuable upon exercise of the Option shall be subject to adjustment as provided in Section 7 below. The Option is not intended to be an incentive stock option meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Time of Exercise of Option.

      Subject to the provisions of Section 4 below, the Option shall vest as provided in Exhibit A, provided, however, that upon a Change in Control (as defined in the Plan) of the Company, the Option shall be immediately exercisable. To the extent the Option is not exercised by the Optionee when it becomes exercisable, it shall continue in full force and effect until the Expiration Date (as hereinafter defined).

3. Method of Exercise.

      The Option shall be exercised by written notice in the form of Exhibit B hereto directed to the Company at the Company's address set forth above, duly executed by the Optionee, specifying the number of shares being purchased and accompanied by either (i) cash or check payable to the order of the Company in full payment of the Purchase Price for the number of Shares being purchased, or
(ii) certificate(s), duly endorsed for transfer to the Company with signature guaranteed, for that number of previously acquired Shares having an aggregate fair market value as determined in accordance with the Plan ("Fair Market Value"), on the date of exercise equal to the full Purchase Price for the number of Shares being purchased, or (iii) a combination of (i) and (ii).

      The Option shall not be exercisable at any time in an amount less than 100 Shares (or the remaining fraction of a Share then covered by and purchasable under the Option if less than 100 Shares).

4. Term of Options; Exercisability.

      1. This Option shall expire 5 years from the date hereof of this Agreement (the "Expiration Date"), subject to earlier termination as herein provided.

      2. Except as otherwise provided in this Section 4, if the Optionee's employment by the Company is terminated for any reason, the Option shall terminate on the earlier of (i) three months after the date the Optionee's employment is terminated, or (ii) the date on which the Option expires by its terms.

      3. If the Optionee's employment by, of, or to, the Company is terminated by the Company for cause (as such term is defined in his employment agreement), the Option will to the extent not terminated be deemed to have terminated on the date immediately preceding the date the Optionee's employment by, or retention as an agent, director of, or consultant to, the Company is terminated by the Company and its subsidiaries.

      4. If the Optionee's employment by the Company is terminated because of disability or death, the Option shall terminate on the earlier of (i) one year after termination, or (ii) the date on which the Option expires by its terms.

5. Non-Transferability.

      The right of the Optionee to exercise the Option shall not be assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by the Optionee. The Option shall be null and void and without effect upon the bankruptcy of the Optionee or upon any attempted assignment or transfer, except as hereinabove provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

6. Representation Letter and Investment Legend.

      A. Notwithstanding the provisions of Sections 3 and 4 hereof, the Option cannot be exercised, and the Company may delay the issuance of the Shares covered by the exercise of the Option and the delivery of a certificate for the Shares, until one of the following conditions shall be satisfied:

      1. The Shares with respect to which the Option has been exercised are at the time of the issuance of the Shares effectively registered or qualified under applicable federal and state securities acts now in force or as hereafter amended; or

      2. Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that the issuance of the Shares is exempt from registration and qualification under applicable federal and state securities acts now in force or as hereafter amended.

      B. In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), upon any date on which the Option is exercised in whole or in part, the Optionee shall give a written representation to the Company in the form attached hereto as Exhibit A and the Company shall place an "investment legend," so-called, as described in Exhibit A, upon any certificate for the Shares issued by reason of such exercise. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes the Shares with respect to which the Option shall have been exercised, or to qualify the Shares for exemption from the 1933 Act or other applicable statutes, then the Company may take such action and may require from the Optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus, offering circular or any other document that is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from the Optionee against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

      C. The Company shall be under no obligation to qualify the Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issue of the Shares or to cause the issuance of the Shares to be exempt from registration and qualification under applicable federal and state securities acts now in force or as hereinafter amended, except as otherwise agreed to by the Company in writing in its sole discretion and, accordingly, the Company may delay the issuance of the Shares covered by the exercise of the Option and the delivery of a certificate for the Shares until the Company shall have determined that all conditions to the issuance of the Shares shall have been satisfied.

7. Adjustment in and Changes in Common Stock.

      Subject to the Plan, if the outstanding shares of the Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any reorganization, recapitalization, reclassification, stock split, combination of shares, or dividends payable in capital stock, appropriate and equitable adjustment shall be made by the Board of Directors of the Company, in its sole discretion, in the number and kind of shares as to which the Option or portion thereof then unexercised shall be exercisable. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of such the Option and with a corresponding adjustment in the Option price per share.

8. Effect on Other Rights.

      This Agreement shall in no way affect the Optionee's participation in or benefits under any other plan or benefit program maintained or provided by the Company. Nothing in this Agreement shall be construed to give the Optionee any right to any additional options other than in the sole discretion of the Board of Directors of the Company or to confer on the Optionee any right to continue in the employ of the Company or any subsidiary thereof or to continue to be retained as an agent, director of, or consultant to, the Company, or to be evidence of any agreement or understanding, express or implied, that the Company will employ or continue to retain the Optionee in any particular position or at any particular rate of remuneration, or for any particular period of time or to interfere in any way with the right of the Company or a subsidiary thereof (or the right of the Optionee) to terminate the employment or retention of the Optionee at any time, with or without cause, notwithstanding the possibility that the Option may thereby be terminated entirely.

9. Rights as a Stockholder.

      The Optionee shall have no rights as a stockholder with respect to any Shares which may be purchased by exercise of the Option until (x) the Option shall have been exercised with respect thereto (including payment to the Company of the Purchase Price), and (y) the earlier to occur of (i) delivery by the Company to the optionee of a certificate therefor or (ii) the date on which the Company is required to deliver a certificate pursuant to the Plan and this Agreement. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate is issued or required to be issued in accordance with the Plan.

10. Governing Law.

      THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY THEREIN WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES.

11. Withholding Taxes.

      Whenever Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements, if any, prior to the delivery of any certificate or certificates for such Shares. The Company may agree to permit the Optionee to withhold Shares purchased upon exercise of this Option to satisfy the above-mentioned withholding requirement.

12. Headings.

      The headings contained in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of this Agreement or in any way affect this Agreement.

13. Binding Effect.

      This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, and the Optionee has hereunto set his or her hand and seal, all as of the day and year first above written.


                                        TRANSMEDIA EUROPE, INC.

                                        By: /s/ Michael R. Chambrello
                                           -------------------------------------
                                           Title: Chief executive officer


                                        OPTIONEE:

                                        /s/ Charles Taylor
                                        ----------------------------------------
                                        Charles Taylor

                                    EXHIBIT A
                            TO STOCK OPTION AGREEMENT

Options granted and vesting period:

Set forth below are the options granted to the Optionee and the vesting schedule with respect thereto.

Number of Shares      Exercise Price               Vesting Date
----------------      --------------               ------------

750,000               $.875                        375,000 October 1, 1999
                                                   375,000 October 1, 2000

750,000               Market Price Plus 10%        375,000 February 1, 2001
                      on February 1, 2000          375,000 February 1, 2002

                                    EXHIBIT B
                            TO STOCK OPTION AGREEMENT

Date:______________________________

Transmedia Europe, Inc.
11 St. James's Square
London SW1Y 4LB
England

Ladies and Gentlemen:

      I hereby elect to purchase ____ shares of the Common Stock, par value $.00001 per share, of Transmedia Europe, Inc. (the "Company") under the option granted to me pursuant to the Stock Option Agreement, dated October 1, 1999.

      Enclosed is [cash] [a check] in the amount of $______.___ [______ shares of the Company's Common Stock] in full payment of the shares being purchased ($________ per share x shares).

      Please deliver certificates representing the shares being purchased to me at:

        -----------------------------

        -----------------------------

        -----------------------------

      I hereby acknowledge that I have been informed as follows:

      1. The shares of common stock of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the 1933 Act, or an exemption from such registration is available.

      2. Routine sales of securities made in reliance upon Rule 144, if applicable, under the 1933 Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and in any sale to which that Rule is not applicable, registration or compliance with some other exemption under the 1933 Act will be required.

      3. The Company is under no obligation to me to register the shares or to comply with any such exemptions under the 1933 Act.

      4. The availability of Rule 144, if applicable, is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such requirement.

      In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge, transfer or otherwise dispose of such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the 1933 Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

      "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and were acquired by the registered holder, pursuant to a representation and warranty that such holder was acquiring such shares for his or her own account and for investment, with no intention to transfer or dispose of the same, in violation of the registration requirements of the Act. These shares may not be sold, pledged, transferred or otherwise disposed of in the absence of an effective registration statement under the Act, or an opinion of counsel, which opinion is reasonably satisfactory to counsel to the Company, to the effect that registration is not required under the Act."

      I further agree that the Company may place a stop order with its Transfer Agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

                                        Very truly yours,


                                        ________________________________________
                                        Optionee: